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                                                                   EXHIBIT 10.40


                        SETTLEMENT AGREEMENT AND RELEASE


        This Settlement Agreement and Mutual Release (the "Agreement") is entered into this 21st day of December, 1998 by and between ReSound Corporation (the "Company"), and Andreas B. Joder (the "Employee").

        WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship; and

        WHEREAS, in consideration of the payments to Employee set forth in paragraph 2 below and for other consideration the sufficiency and receipt of which is hereby acknowledged and agreed to by Employee, Employee has agreed to release the Company from any claims arising from or related to the employment relationship;

        NOW; THEREFORE, the parties agree as follows:

        1. Termination. The Company and Employee acknowledge and agree that Employee's employment with the Company terminated effective October 31, 1998 (the "Termination Date"). Beginning on and as of the Termination Date through April 30, 1999, Employee shall, upon request, provide transition consulting services to the Company, as an independent contractor, all in accordance with the terms of the Consulting Agreement attached hereto as Exhibit B (the "Consulting Agreement").

        2. Consideration. In consideration of the release of claims set forth in paragraph 6 below and other obligations under this Agreement, the Company agrees to pay Employee severance pay in the total amount of $100,000.00 (less applicable tax withholding) (the "Termination Payment") and to pay any government mandated Company benefit contributions based on the Termination Payment. This amount represents four (4) months of pay in lieu of notice plus additional two (2) months of pay for the total of six (6) months of severance pay. With the tax advice of Ernst & Young and in a manner acceptable to both Employee and Company, this payment may be paid so that the portion attributable to 1999 earnings would accounted for in the Employee's 1999 tax year. If the Company achieves the targets specified by the Board of Directors with respect to incentive compensation for the position of Sr. Vice President Operations for the Company's fiscal year 1998, Employee will be paid a pro rata share of such incentive compensation for fiscal year 1998, based on the portion of the 1998 fiscal year Employee was employed as Sr. Vice President Operations (January 1, 1998 through October 31, 1998), such payment to be made following the end of the 1998 fiscal year, when other incentive compensation payments (if any) are made to eligible employees of Company.


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        3. Benefits.

               (a) No additional vacation or other paid time off shall accrue following the Termination Date.

               (b) Per Company policy, the Company shall continue to pay the health and welfare benefit insurance premiums customarily paid by the Company on Employee's behalf during Employee's employment with the Company until the earlier of (i) the date the Employee becomes covered under another employer's health insurance plan, or (ii) April 30, 1999.

               (c) The Company agrees to provide up to $7,500 of outplacement services with a provider of Employee's choice. Employee may have the services provider invoice the Company for outplacement services used up to six months following the Termination Date. Upon request, the Company will advise Employee of several providers of outplacement services. The foregoing $7,500 of outplacement services will include the reimbursement of up to $2,000 of out-of-pocket expenses for job search activities. Except as specifically provided in the foregoing sentence, no cash payments in lieu of outplacement services will be made to Employee.

               (d) The Company agrees that Employee shall have access to his office in Switzerland and may make customary use of the furniture and office equipment therein through December 31, 1998, at which time Employee's access to such office will be denied. Until December 4, 1998, the Company may accept a bid by the Employee for the market value of the furniture and equipment in the office. After that date, the Company will dispose of the items as it chooses.

               (e) Employee may access Employee's Company provided apartment at Indian Creek in Redwood Shores through November 5, 1998 after which Employee will no longer have access to the apartment. By that time the Employee must have vacated the apartment. The Company will pay for one round trip airfare from Switzerland to San Francisco for Employee to make arrangements for the move of Employee's personal belongs from the apartment. Any belongings remaining in the apartment after November 5, 1998, will be disposed of by the Company in whatever means decided upon by the Company in its sole discretion.

               (f) Employee's use of Employee's Company provided automobile until February 28, 1999, at which time, subject to the following sentence, Employee shall return such automobile to the Company. No later than January 15, 1999, Employee shall inform the Company of whether or not Employee intends to assume the lease payments on his Company provided automobile beginning March 1, 1999.

        4. Vesting of Stock Options. Vesting of Employee's options to purchase shares of Common Stock granted to Employee under the Company's Stock Option Plans


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shall cease on April 30, 1999, the termination date of the Consulting Agreement.
Any options that are vested as of such date shall then terminate in accordance with their terms.

        5. No Other Payments Due. Employee acknowledges and agrees that Employee has received all salary, accrued vacation, commissions, bonuses, compensation, shares of stock or options therefor or other such sums due to Employee. In light of the payment by the Company of all wages due, or to become due to Employee, the Parties further acknowledge and agree that California Labor Code Section
206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

               No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

        6. Release. Except as to claims arising from the Company's performance or non-performance under this Agreement, Employee hereby and forever releases and discharges Company and each of its past and present directors, shareholders, agents, employees, attorneys, successors and assigns ("Releasees") from any and all claims, causes of action, obligations, and liabilities of any nature whatsoever, known or unknown, that Employee ever had, now has or may hereafter claim to have against any of the Releasees relating to Employee's employment or nonemployment by Company, to the termination of Employee's employment, to any status, term or condition of such employment, or any physical or mental harm or distress from such employment or from conditions of such employment, including without limitation:

                (i) any and all claims under federal anti-discrimination laws (including, but not limited to Title VII of the Civil Rights Act of 1964 and the Americans With Disabilities Act)

                (ii) any and all claims under California statutory or decisional law pertaining to wrongful discharge, discrimination, or breach of public policy (including but not limited to the California Fair Employment and Housing Act);

                (iii) any and all claims for employment benefits, including without limitation, wages, severance payments, fringe benefits, bonuses, or disability payments, except for rights accrued through the date of termination of Employee's employment,

                (iv) any and all claims of age discrimination under the Age Discrimination in Employment Act; and

                (v) any and all claims relating to Employee's right to purchase, or actual purchase of shares of stock of the Company other than pursuant to


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                        the specific terms of the document granting Employee the
                        right to purchase shares of stock of the Company.

        7. Waiver. Employee each expressly waive all rights under section 1542 of the Civil Code of California which provides:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee understands and agrees that Employee may not know or suspect the existence of some claims covered by the terms of this Agreement, the nature of which they have not yet discovered. Future claims covered by the terms of this release shall be limited to acts or events which have occurred on or prior to the final date of execution of this Agreement. It is expressly understood and agreed that the possibility that such unknown claims exist was explicitly taken into account by Employee and by the Company in determining the amount of consideration to be paid or accepted for the giving of this Agreement.

        8. Covenant Not To Sue. Employee covenants and agrees that Employee will never, individually or with any person or in any way, commence, aid in any way, except as required by due legal process, prosecute or cause or permit to be commenced or prosecuted against any Releasee, any action or other proceeding based upon any claim which is released by this Agreement. This Agreement shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Agreement.

In the event of any breach of this Paragraph 8, the aggrieved Releasee shall be entitled to recover from Employee not only the amount of any judgment which may be awarded against such Releasee, but also all such other damages, costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against any action or proceeding brought in violation of this Paragraph 8, and in prosecuting any claim, counterclaim or cross-claim based on this Agreement.

        9. No Assignment; Authority. Employee represents and warrants that no other person had or has or claims any interest in the claims referred to in
Section 6 above; that Employee has the sole right and exclusive authority to execute this Agreement; that Employee has the sole right to receive the consideration paid therefor; and that Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand released by this Agreement. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company to this Agreement.


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        10. Confidentiality. The parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement, except for disclosures required by law or necessary to effectuate the terms of this Agreement. Notwithstanding the foregoing, Employee shall be permitted to discuss the provisions of this Agreement in confidence with Employee's attorneys, accountants, tax advisors and spouse or significant other.

        11. Nondisclosure of Confidential and Proprietary Information; Nonsolicitation. Employee shall continue to maintain the confidentiality of all confidential and propriety information of the Company as provided by the separate confidentiality agreement previously entered into between the Company and the Employee, a copy of which is attached hereto as Exhibit A. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as such information has become publicly known otherwise than by act or collusion of Employee. Employee further agrees that Employee will return all the Company's property and confidential and proprietary information in Employee's possession to the Company within five business days from the date of this Agreement. In addition, Employee agrees that Employee will not solicit, either directly or indirectly, any employee, consultant, agent or advisor of the Company for a period of one year from the Effective Date of the Agreement.

        12. Breach of this Agreement. Employee acknowledges that upon breach of the confidential and proprietary information provisions contained in Section 11 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement. Employee acknowledges and agrees that upon Employee's material or intentional breach of any of the provisions of this Agreement (including Section 10) in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to provide benefits to Employee as described in Sections 2, 3 and 4 of this Agreement shall immediately terminate (subject to Employee's rights to exercise any then exercisable options as provided in Section 4 and Employee's right to elect coverage at Employee's expense under COBRA as provided in Section 3(b)).

        13. Non-Disparagement. Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

        14. No Representations. Each party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has


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relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

        15. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

        16. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        17. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and Employee's compensation by the Company.

        18. No Oral Modification. This Agreement may only be amended in writing signed by Employee and a duly authorized officer of the Company.

        19. Governing Law. This Agreement shall be governed by the laws of the State of California.

        20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        21. Voluntary Execution of the Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

               (a) They have read this Agreement;

               (b) They have had full opportunity to consult with legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.

        22. Time to Consider/Revoke. Employee acknowledges that Employee is aware that under the Older Workers' Benefit Protection Act Employee has twenty-one (21) days in which to decide whether to enter into this Agreement. Employee agrees that Employee was allowed twenty-one (21) days or such lesser time as Employee felt was


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adequate to consider this Agreement. Employee acknowledges that Employee is aware that under the Older Workers' Benefit Protection Act Employee has seven
(7) days after the execution of this Agreement in which to revoke it. Employee further acknowledges and agrees that, in the event Employee timely exercises the right of revocation, Employee will have no rights under this Agreement. Employee further acknowledges and agrees that if Employee fails to notify Company of an intention to revoke this Agreement within seven (7) days of its execution, this Agreement will be forever in full force and effect. Any notice of revocation made by the Employee must be sent to Tom Johnson, Director of Human Resources; ReSound Corporation; 220 Saginaw Drive; Seaport Centre; Redwood City, CA 94063.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the respective dates set forth below.


                                    RESOUND CORPORATION

                                    By:           /s/ Edward Lopez
                                       -------------------------------------

                                              Vice President, Business
                                    Title: Development and General Counsel
                                          ----------------------------------
                                    Dated:


                                    EMPLOYEE:

                                               /s/ A. Joder
                                    ----------------------------------------
                                    Andreas B. Joder

                                    Dated: December 22, 1998


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